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                                                                     EXHIBIT 5.2




                      [LETTERHEAD OF BAKER & BOTTS, L.L.P.]


019283.0175                                                    November 5, 1999


Petroleum Geo-Services ASA
16010 Barker's Point Lane
Houston, Texas 77079


Ladies and Gentlemen:

                  We have acted as special United States counsel for Petroleum Geo-Services ASA, a Norwegian public limited liability company (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") to be filed by the Company and by PGS Trust II and PGS Trust III, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time of up to $800,000,000 aggregate initial offering price of (a) the Company's senior debt securities (the "Senior Debt Securities"), (b) the Company's subordinated debt securities (the "Subordinated Debt Securities"), (c) the Company's junior subordinated debt securities (the "Junior Subordinated Debt Securities"), (d) preferred securities of the Trusts (the "Preferred Securities"), and (e) the Company's guarantees with respect to the Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"). The Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Securities and Guarantees are collectively referred to herein as the "Securities."

                  Each series of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities will be issued pursuant to an indenture between the Company and Chase Bank of Texas, National Association, as Trustee (the "Senior Indenture," the "Subordinated Indenture" and the "Junior Subordinated Indenture," respectively), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture creating such series (each, a "Supplemental Indenture"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and Chase Bank of Texas, National Association, as guarantee trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture have previously been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the registration statement of the Company, PGS Trust I and PGS Trust II on Form F-3 (Registration Nos. 333-10348, 333-10348-01 and 333-10348-02).

                  We have examined the Senior Indenture and the Junior Subordinated Indenture and forms of the Subordinated Indenture and the Guarantee Agreements (in the case of the form of Guarantee Agreements, as attached as an exhibit to the Registration Statement), certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates and representations of officers of the Company with respect to the accuracy of the


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Petroleum Geo-Services ASA                - 2 -                November 5, 1999



material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

                  In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. With respect to a series of Senior Debt Securities or Junior Subordinated Debt Securities, when (a) the Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto; (b) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (c) the Senior Debt Securities or Junior Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture, the Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, the Senior Debt Securities or Junior Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2. With respect to a series of Subordinated Debt Securities, when (a) the Subordinated Indenture and the Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto; (b) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and
(c) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, the Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the


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Petroleum Geo-Services ASA                - 3 -                November 5, 1999

enforceability thereof is subject to the effect of (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3. With respect to each Guarantee Agreement, when (a) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto in connection with the issuance and sale of Preferred Securities, (b) the Company has received the purchase price for the Junior Subordinated Debt Securities to which such Guarantee Agreement relates and (c) such Guarantee Agreement has been duly qualified under the Trust Indenture Act, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The opinions set forth above are limited in all respects to matters of Texas law and the contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Legal Matters" in the prospectuses forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                    Very truly yours,

                                                    BAKER & BOTTS, L.L.P.


JSP/TRF